UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2005

Union Community Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana (State or Other Jurisdiction of Incorporation)	000-23543 (Commission File Number)	35-2025237 (IRS Employer Identification No.)

221 East Main Street, Crawfordsville, Indiana (Address of Principal Executive Offices)	47933 (Zip Code)

(765) 362-2400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The undersigned Registrant, Union Community Bancorp (the “Company”), hereby amends its May 2, 2005 Current Report on Form 8-K to furnish a correcting and replacing press release to report the amendment of the Company’s previously announced financial results for the fiscal quarter ended March 31, 2005.

Item 2.02 Results of Operations and Financial Condition.

        On April 27, 2005, the Company issued a press release announcing its financial results for the fiscal quarter ended March 31, 2005, and furnished that press release as an exhibit to a Current Report on Form 8-K filed by the Company on May 2, 2005. A correcting and replacing press release was subsequently issued noting that the Company was amending its financial results in order to reflect subsequently received information about a pre-tax loss on investments in two limited partnerships during the quarter, the net effect of which loss was a $69,000 decline in net income.

        The full text of the correcting and replacing release is set forth in Exhibit 99.1 attached hereto and incorporated herein by reference. The Current Report on Form 8-K filed May 2, 2005 is hereby amended as set forth in this Form 8-K/A.

        The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

	99.1	Correcting and Replacing Press Release issued May 13, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 13, 2005

Union Community Bancorp By: /s/ J. Lee Walden —————————————— J. Lee Walden Chief Financial Officer
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